Exhibit 10.3
FIRST AMENDMENT
TO
PARTNERSHIP INTEREST PURCHASE AGREEMENT
     This First Amendment to Partnership Interest Purchase Agreement (this “First Amendment”) is made and entered into to be effective as of March 13, 2006 (the “First Amendment Date”), by and among Del Mar GenPar, Inc., a Nevada corporation (“GenPar”); Del Mar Acquisition, Inc., a Nevada corporation (“Newco” and, together with GenPar, each individually a “Buyer” and collectively the “Buyers”); Surgical Ventures, Inc., a California corporation (the “Seller”); and David M. Kupfer, M.D., an individual residing in and licensed to practice medicine in the State of California (“Kupfer”).
     WHEREAS, the Buyers, the Seller and Kupfer entered into that certain Partnership Interest Purchase Agreement, dated as of December 2, 2005 (as amended by this First Amendment, the “Purchase Agreement”), pursuant to which the Seller agreed to sell, and the Buyers agreed to purchase, certain equity interests in Elite Surgical Centers, Del Mar L.P., a California limited partnership (the “Partnership”), on the terms and subject to the conditions set forth therein;
     WHEREAS, the Partnership engages in the business of operating the Point Loma Surgical Center located at 12264 El Camino Real, Suite 55, San Diego, California 92130;
     WHEREAS, the Buyer, the Seller and Kupfer have determined that it is desirable and in the best interests of the parties to make certain amendments to the Purchase Agreement as set forth in this First Amendment, such that instead of the Seller selling to Newco, and Newco purchasing from the Seller, the entire LP Interest at the Closing, the Seller will instead sell to Newco, and Newco will purchase from the Seller, (a) at the Initial Closing (as defined below), a limited partnership interest having a Percentage Interest of 19.99% (the “LP Initial Interest”); and (b) at the Closing, a limited partnership interest having a Percentage Interest of 31.01% (the “LP Option Interest” and, together with the LP Initial Interest, the “LP Interest,” and collectively with the LP Initial Interest and the GP Interest, the “Purchased Interests”), on the terms and subject to the conditions set forth in the Agreement, as amended by this First Amendment;
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE I
Amendments
     1. Defined Terms; References. All capitalized terms used but not otherwise defined in this First Amendment have the meanings ascribed to such terms in the Purchase Agreement. Unless otherwise specified, all article and section references in this First Amendment refer to articles or sections of the Purchase Agreement.

     2. Title of Purchase Agreement. The Purchase Agreement and each of the other Seller Documents and Buyer Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement, as amended hereby (collectively, the “Purchase Documents”), are hereby amended so that each reference to the Purchase Agreement therein means a reference to the Purchase Agreement as amended by this First Amendment.
     3. Section 1.1, Purchase and Sale of the Purchased Interests. Section 1.1(b) of the Purchase Agreement is hereby deleted and the following inserted in lieu thereof:
     “(b) Pursuant to the terms and subject to the conditions set forth herein, Newco hereby agrees to purchase from the Seller, and the Seller hereby agrees to sell to Newco, the LP Initial Interest, for the consideration set forth in Section 1.3(b).
     (c) Pursuant to the terms and subject to the conditions set forth herein, Newco hereby agrees to purchase from the Seller, and the Seller hereby agrees to sell to Newco, the LP Option Interest, for the consideration set forth in Section 1.3(c).”
     4. Section 1.2, Closing Date. Section 1.2 of the Purchase Agreement is hereby deleted and the following inserted in lieu thereof:
     “1.2 Closing Dates.
     (a) The consummation of the sale and purchase of the LP Initial Interest (the “Initial Closing”) will take place at the offices of Tri-Isthmus Group, Inc., a Delaware corporation formerly known as Vsource, Inc. and indirect parent of the Buyers (“TISG”), located at 7855 Ivanhoe Avenue, Suite 200, La Jolla, California 92037, at 11:00 a.m. local time on the First Amendment Date. The Initial Closing will be effective as of 12:01 a.m. on the First Amendment Date.
     (b) The consummation of the sale and purchase of the GP Interest and the LP Option Interest (the “Closing”) will take place at the offices of TISG at 11:00 a.m. local time on such date, time and place as is mutually agreed among the parties or, if there is no agreement among the parties as to another day, on the day that is two business days following the date on which all conditions to the obligations of the parties set forth in Article V (other than those conditions to be satisfied at the time of the Closing) have been satisfied or waived (such date being herein called the “Closing Date”). The Closing will be effective as of 12:01 a.m. on the Closing Date.”
In addition, each of the Purchase Documents is hereby amended so that each reference to “VSCE” therein is replaced with a reference to TISG.
     5. Section 1.3, Consideration. Section 1.3 of the Purchase Agreement is hereby amended by:
(a)	deleting subsection (b) in its entirety and inserting the following in lieu thereof:

“(b) LP Interest.
     (i) As consideration in full for the sale and purchase of the LP Initial Interest, Newco will pay to the Seller an aggregate of $499,750 (the “LP Initial Purchase Price”). The LP Initial Purchase Price will be payable at the Initial Closing by the issuance by Newco to the Seller of the Series B Initial Shares (as defined below).
     (ii) As consideration in full for the sale and purchase of the LP Option Interest, Newco will pay to the Seller an aggregate of $750,250 (the “LP Option Purchase Price”). The LP Option Purchase Price will be payable at the Closing by the issuance by Newco to the Seller of the Series A LP Shares and the Series B Option Shares (each as defined below).”;
(b)	deleting from subsection (e) thereof the reference to “LP Interest” and inserting “LP Option Interest” in lieu thereof; and

(c)	deleting subsection (g) in its entirety and inserting the following in lieu thereof:
     “(g) “Series B Initial Shares” means the 9,995 shares of Series B Preferred Stock that will be issued to the Seller by Newco at the Initial Closing as full consideration for the sale and purchase of the LP Initial Interest;
     (h) “Series B Option Shares” means the 9,130 shares of Series B Preferred Stock that will be issued to the Seller by Newco at the Closing as partial consideration for the sale and purchase of the LP Option Interest.”
     6. Section 1.4, Initial Closing Deliveries. The following new Section 1.4 is hereby inserted into the Purchase Agreement immediately following Section 1.3:
     “1.4 Initial Closing Deliveries. At the Initial Closing:
     (a) Newco will issue to the Seller the Series B Initial Shares, and will deliver to the Seller certificates representing the Series B Initial Shares and any other documents that are necessary to transfer to the Seller good title to the Series B Initial Shares;
     (b) the Seller will execute and deliver to Newco any documents that are necessary to transfer to Newco good title to the LP Initial Interest, including, without limitation, the Assignment of LP Initial Interest, substantially in the form of Exhibit F attached hereto;
     (c) Newco and the Seller will enter into an Agreement of Limited Partnership of Elite Surgical Centers, Del Mar L.P., dated as of the First Amendment Date, by and between the Seller, as the general partner, and Newco, as a limited partner, in form and substance mutually satisfactory to Newco and the Seller (the “Initial LP Agreement”); and

     (d) Newco will be admitted to the Partnership as a limited partner in accordance with the relevant provisions of the Initial LP Agreement.”
     7. Section 1.5, Closing Deliveries. The previously existing Section 1.4 of the Purchase Agreement is hereby renumbered as Section 1.5, and such Section 1.5 is hereby amended by:
(a)	deleting from subsection (b) thereof the reference to “Series B Shares” and inserting “Series B Option Shares” in lieu thereof;

(b)	deleting from subsection (c) thereof the references to “LP Interest” and “Assignment of LP Interest” and inserting “LP Option Interest” and “Assignment of LP Option Interest,” respectively, in lieu thereof;

(c)	deleting from subsection (d) thereof the reference to “Section 12.19” and inserting “the relevant provisions” in lieu thereof;

(d)	deleting subsection (e) in its entirety; and

(e)	re-lettering subsections (f), (g) and (h) as subsections (e), (f) and (g), respectively.
     8. Section 1.6, Further Assurances. The previously existing Section 1.5 of the Purchase Agreement is hereby re-numbered as Section 1.6.
     9. Section 2.9, Accounts Receivable. The first sentence of Section 2.9 of the Purchase Agreement is hereby deleted and the following inserted in lieu thereof:
     “2.9 Accounts Receivable. Set forth in Schedule 2.9 is a complete and accurate schedule of the Non-Litigated Accounts Receivable as of March 8, 2006, excluding the accounts receivable deposit of March 9, 2006 (collectively and together with all accounts receivable of the Partnership created after March 8, 2006, the “Accounts Receivable”); provided, that “Non-Litigated Accounts Receivable” means all accounts receivable of the Partnership that are not classified as Litigated Accounts Receivable by Physicians Management Group; further provided, that “Litigated Accounts Receivable” means all accounts receivable of the Partnership for which Physicians Management Group pursues legal or quasi-legal action in connection with the collection of such accounts receivable.”
     10. Section 2.12, Financial Statements. Section 2.12 of the Purchase Agreement is hereby amended by deleting the references to “November 30, 2005” and “December 31, 2003 and 2004” and inserting “January 31, 2006” and “December 31, 2003, 2004 and 2005,” respectively, in lieu thereof.
     11. Section 2.19, Payors. Section 2.19 of the Purchase Agreement is hereby amended by deleting the reference to “for the interim period ending on the Latest Balance Sheet Date” and inserting “2005” in lieu thereof.

     12. Section 2.31, Accredited Investor; Disclosure Materials. Section 2.31 of the Purchase Agreement is hereby amended by deleting the reference to “and the Series B Shares” and inserting “, the Series B Initial Shares and the Series B Option Shares” in lieu thereof.
     13. Section 4.1, Conduct of Business. Section 4.1(e) of the Purchase Agreement is hereby amended by deleting the reference to “the Purchased Interests” and inserting “the GP Interest and the LP Option Interest” in lieu thereof.
     14. Section 5.1, Conditions to Obligations of the Buyers. Section 5.1 of the Purchase Agreement is hereby amended by:
     (a) deleting from subsection (j) thereof the references to “Del Mar Surgical Center, L.P.” and “Effective Date” and inserting “Elite Surgical Centers, Del Mar L.P.” and “Closing Date,” respectively, in lieu thereof;
     (b) deleting from subsection (m) thereof the reference to “Newco” and inserting “GenPar” in lieu thereof;
     (c) deleting from subsection (n) thereof the references to “GenPar” and “Assignment of LP Interest” and inserting “Newco” and “Assignment of LP Option Interest,” respectively, in lieu thereof.
     15. Section 5.2, Conditions to Obligations of the Seller and Kupfer. Section 5.2 of the Purchase Agreement is hereby amended by:
     (a) deleting from subsection (e) thereof the reference to “Newco” and inserting “GenPar” in lieu thereof;
     (b) deleting from subsection (f) thereof the references to “GenPar” and “Assignment of LP Interest” and inserting “Newco” and “Assignment of LP Option Interest,” respectively, in lieu thereof.
     16. Section 7.1, Termination. Section 7.1 of the Purchase Agreement is hereby amended by deleting each reference to the date “January 31, 2006” and inserting “July 31, 2006” in lieu thereof.
     17. Section 7.2, Notices. Section 7.2 of the Purchase Agreement is hereby amended by deleting the reference to “Vsource, Inc.” and inserting “Tri-Isthmus Group, Inc.” in lieu thereof.
     18. Section 7.13, Usage. Section 7.13 of the Purchase Agreement is hereby amended by inserting the following sentence at the end thereof: “Any reference in this Agreement to the preamble or recitals hereto will, to the extent the context requires, include the preamble or recitals, as the case may be, of any amendment hereto.”
     19. Section 7.14, Certain Definitions. The table of defined terms set forth in Section 7.14(f) of the Purchase Agreement is hereby amended by:

     (a) deleting the definitions for “Assignment of LP Interest,” “LP Purchase Price,” “Series B Shares” and “VSCE” therefrom; and
     (b) for each defined term listed in the table set forth below, either (i) correcting the section reference in such table if such defined term is already listed in such table; or (ii) inserting into such table a new row for each such defined term that is not already listed in such table:

Defined Term	Section
Assignment of LP Initial Interest	5.1(n)
Assignment of LP Option Interest	5.1(n)
Bill of Sale	1.4(g)
Closing	1.2(b)
Closing Date	1.2(b)
Elite Assets	1.4(g)
First Amendment	Preamble thereto
First Amendment Date	Preamble to the First Amendment
Initial Closing	1.2(a)
Initial LP Agreement	1.4(c)
Litigated Accounts Receivable	2.9
LP Initial Interest	Recitals
LP Option Interest	Recitals
LP Initial Purchase Price	1.3(b)(i)
LP Purchase Price	1.3(b)(ii)
Non-Litigated Accounts Receivable	2.9
Partnership Agreement	5.1(j)
Registration Rights Agreement	5.1(l)
Series B Initial Shares	1.3(g)
Series B Option Shares	1.3(h)
TISG	1.2(a)
     20. Exhibit F, Form of Assignment of LP Interest. Exhibit F to the Purchase Agreement is hereby deleted in its entirety and the Exhibit F attached hereto inserted in lieu thereof.
     21. Schedules. The Schedules to the Purchase Agreement are hereby deleted in their entirety and the Schedules attached hereto inserted in lieu thereof.
ARTICLE II
Representations and Warranties; Closing Conditions; Ratification
     1. Representations and Warranties of the Sellers. The Seller and Kupfer, jointly and severally, represent and warrant to the Buyer that: (a) all representations and warranties of the Seller and Kupfer contained in the Purchase Agreement are true and correct in all respects at and as of the First Amendment Date, without regard to any supplemental disclosure provided pursuant to Section 4.3, with the same effect as though such representations and warranties were made at and as of the First Amendment Date (rather than as of the Effective Date as provided in the first paragraph of Article II); (b) the execution, delivery and performance by the Seller and Kupfer of this First Amendment has been duly authorized by all necessary action, corporate or otherwise, on the part of the Seller and Kupfer, this First Amendment has been duly executed and delivered by the Seller and Kupfer and this First Amendment is a legal, valid and binding agreement of the Seller and Kupfer, enforceable against the Seller and Kupfer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (c) no event has occurred that with notice or the lapse of time or both would allow the Seller or Kupfer to terminate the Purchase Agreement pursuant to Section 7.1.
     2. Representations and Warranties of the Buyer. The Buyers represent and warrant to the Seller and Kupfer that: (a) all representations and warranties of the Buyers contained in the Purchase Agreement are true and correct in all respects at and as of the First Amendment Date with the same effect as though such representations and warranties were made at and as of the First Amendment Date (rather than as of the Effective Date as provided in the first paragraph of Article III); (b) the execution, delivery and performance by each Buyer of this First Amendment has been duly authorized by all necessary action, corporate or otherwise, on the part of such Buyer, this First Amendment has been duly executed and delivered by each Buyer and this First Amendment is a legal, valid and binding agreement of each Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (c) no event has occurred that with notice or the lapse of time or both would allow the Buyers to terminate the Purchase Agreement pursuant to Section 7.1.
     3. Closing Conditions. Except as expressly set forth herein, and solely with respect to the Initial Closing, each party hereby waives all closing conditions under the Purchase Agreement set forth in Article V.
     4. Ratification and Reaffirmation. The terms and provisions set forth in this First Amendment modify and supersede all inconsistent terms and provisions set forth in the Purchase Agreement or in any other Purchase Document, and, except as expressly modified and superseded by this First Amendment, the terms and provisions of the Purchase Agreement and all other Purchase Documents are ratified and confirmed in all respects and will continue in full force and effect. The parties hereto agree that the Purchase Agreement, as amended hereby, and the other Purchase Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms.
ARTICLE III
Miscellaneous
     1. No Waiver. Except as set forth in Section 3 of Article II of this First Amendment, nothing contained herein will be construed as a waiver by any party of any covenant or provision of the Purchase Agreement or any other Purchase Document, and any party’s failure at any time or times hereafter to require strict performance by any other party of any provision thereof will not waive, affect or diminish any right of such party to thereafter demand strict compliance therewith.
     2. Survival of Representations and Warranties. All representations and warranties made in the Purchase Agreement or any other Purchase Document, including, without limitation, any document furnished in connection with this First Amendment, will survive the execution and delivery of this First Amendment and the other Purchase Documents, and no investigation by any party will affect such representations and warranties or the right of such party to rely upon them.
     3. Counterparts. This First Amendment may be executed in one or more counterparts (including by facsimile or portable document format (.pdf)) for the convenience of the parties hereto, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
     4. Interpretation. The article and section headings contained in this First Amendment are solely for the purpose of reference, are not part of the agreement of the parties and will not in any way affect the meaning or interpretation of this First Amendment or the Purchase Agreement.
     5. GOVERNING LAW. THIS FIRST AMENDMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
     6. Drafting. The language in all parts of this First Amendment will be interpreted, in all cases, according to its fair meaning and not for or against any party hereto. Each party acknowledges that it and its legal counsel have reviewed and revised this First Amendment and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this First Amendment.
     7. Usage. Whenever the plural form of a word is used in this First Amendment, it will include the singular form of that word. Whenever the singular form of a word is used in this First Amendment, it will include the plural form of that word. The term “or” will not be interpreted as excluding any of the items described. The term “include” or any derivative of such term does not mean that the items following such term are the only types of such items.
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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to be effective as of the First Amendment Date.

THE BUYERS:

DEL MAR GENPAR, INC.

By:

Name:	David Hirschhorn
Title:	President and CEO

DEL MAR ACQUISITION, INC.

By:

Name:	David Hirschhorn
Title:	President and CEO

THE SELLER:

SURGICAL VENTURES, INC.

By:

Name:	David M. Kupfer, M.D.
Title:	President

KUPFER:

David M. Kupfer, M.D.
[Signature Page to First Amendment]

EXHIBIT F
FORM OF ASSIGNMENT OF LP [INITIAL][OPTION] INTEREST
     This Assignment of LP [Initial][Option] Interest (this “Assignment”) is made and entered into as of                           , 2006, by and between Surgical Ventures, Inc., a California corporation (“Assignor”), and Del Mar Acquisition, Inc., a Nevada corporation (“Assignee”), in connection with that certain Partnership Interest Purchase Agreement dated as of December 2, 2005 (as amended, the “Purchase Agreement”), by and among Del Mar GenPar, Inc., a Nevada corporation; Assignee; Assignor; and David M. Kupfer, M.D., an individual residing in the State of California. Capitalized terms used herein that are not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.
W I T N E S S E T H:
     WHEREAS, Assignor is the owner of the LP [Initial][Option] Interest;
     WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to sell, transfer and convey to Assignee, and Assignee has agreed to acquire from Assignor, the LP [Initial][Option] Interest;
     WHEREAS, in connection with such sale, transfer and conveyance, Assignor desires to assign the LP [Initial][Option] Interest to Assignee, and Assignee desires to accept such assignment, pursuant to the terms and provisions provided herein;
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Assignor assigns, transfers and conveys to Assignee the LP [Initial][Option] Interest, including all of Assignor’s rights and interests as an equityholder of the Partnership allocable or attributable to the LP [Initial][Option] Interest and its proportionate right, title and interest in and to the business, properties and assets of the Partnership and to the capital, distributions, profits and losses of the Partnership or its successors, allocable or attributable to the LP [Initial][Option] Interest, an equityholder of the Partnership.
     2. This Assignment and the covenants, obligations, undertakings, rights and benefits hereof shall be binding upon, and shall inure to the benefit of, the respective parties hereto and their respective successors and assigns.
     3. This Assignment may be executed in one or more counterparts (including by facsimile or portable document format (.pdf)) for the convenience of the parties hereto, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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     4. Each party agrees to execute any and all documents and to perform such other acts as the other party may reasonably request to further the purposes of this Assignment and the transactions contemplated hereby.
     5. The recitals set forth in this Assignment are hereby incorporated into and made a part of this Assignment for all purposes.
     6. THIS ASSIGNMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
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     EXECUTED and DELIVERED to be effective as of the date first written above.

ASSIGNOR:

SURGICAL VENTURES, INC.

By:

Name:	David M. Kupfer, M.D.
Title:	President

ASSIGNEE:

DEL MAR ACQUISITION, INC.

By:

Name:	David Hirschhorn
Title:	President and CEO
[Signature Page to Assignment of LP [Initial] [Option] Interest]